STANDARD PROPOSAL REQUIREMENTS/"TERMS & CONDITIONS"

I. GENERAL:

An authorized representative of the vendor must sign all proposal documents. The burden of assurance that the signer is authorized is on the vendor. In addition, each page of the proposal requirements (and any special requirement(s), if included) **must be initialed** as accepted where indicated, and the **final page must be signed and dated**.

NOTE: THREE (3) COMPLETE SETS of original executed documents are to be returned to the aforementioned MAGNET office. Documents to include:

- **"Standard Proposal Requirements"**
- Attachment A - **"Warranty"** (If Included)
- Attachment B – **"Company Profile"**
- **If applicable**, enclose a copy of any documentation (participation/designation/commitment form) a facility must execute in order to access an agreement **(provide a hard copy & computer disk in Word format)**
- Current published price list showing discount OR net prices being offered **(provide a hard copy & computer disk in Excel, Word or ASCII format)**
- A listing of current "Reference Accounts"
- Competitive product cross reference information
- Current catalogues
- A **complete** sales representative listing with phone numbers, by territory for entire United States
- Most recent financial statement and/or annual report
- Any other pertinent information you wish to include, such as current marketing brochure

MAGNET is interested in providing its participating facilities **ALL** available pricing alternatives, not just outright purchase. If applicable, please address in your response opportunities for lease, rental, cost per test, per diem/capitation programs, etc.

II. ACCEPTANCE:

Vendor agrees that this proposal constitutes a firm offer, for a period of no less than ninety (90) days, and not more than one hundred twenty (120) days, from the date the proposal is due. Vendor also agrees that acceptance of the proposal by **MAGNET** during this period will result in this document becoming an agreement for sale and purchase of the products/services described herein. This document will then constitute a firm agreement on the Terms and Conditions hereof, and no further agreement or contract will be required between the parties. This proposal will be considered an accepted agreement upon the signed acknowledgement by **MAGNET**. The selected vendor will receive a fully executed copy of the agreement.

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Initial for Vendor Acceptance

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Initial for MAGNET Acceptance

It is MAGNET's intention that this agreement be available to its entire Membership (including for-profit contract management firms specifying for and/or ordering on behalf of participating facilities). Vendor hereby **EXCLUDES** the following facility types from participating in this agreement (**NOTE:** If your proposal includes our entire Membership, check no boxes.)

☐ Hospitals ☐ Long Term Care ☐ Sub-Acute ☐ Clinics
☐ Physician Offices ☐ Dental Offices ☐ For-Profit Contract Management Firms
☐ Non-Healthcare ☐ Other ______________________________

Vendor agrees to recognize and enter into its "customer database" the entire MAGNET list of participating facilities within thirty (30) days of the agreement award. Additionally, **MAGNET** may add or delete facilities during the term of this agreement by providing the vendor thirty (30) days notice. When new facilities are added, the vendor will be notified by the **MAGNET** office and will then be allowed thirty (30) days from the date of notification, to implement coverage for the new participating facility. (**MAGNET** typically notifies vendors of Membership changes on a monthly basis.)

III. AWARD:

The proposals will be reviewed in a closed session meeting of all MAGNET Member Organizations and **MAGNET** reserves the right to reject any proposals and waive all formalities. Offers to sell as submitted by means of this proposal are not matters of public record and will be confidential.

MAGNET has a preference for single source awards. Such preference may be predicated upon additional considerations extended by the vendor. Based upon such considerations, MAGNET reserves the right to award business in total or by category, and the award may not be made on price alone. **MAGNET** shall have the right to make a single source award or multiple source awards, based upon such factors as are deemed pertinent upon the examination of the proposals.

MAGNET and vendor acknowledge that MAGNET shall have the right, in MAGNET's sole discretion, without affecting any pricing or other terms of this agreement to enter into agreement(s) with suppliers for "breakthrough technology products". "Breakthrough technology products" shall be defined, but not limited to, those products that offer improved clinical outcomes, increased patient and/or clinical safety, greater clinical or non-clinical operating efficiency, or decreased cost of care.

Vendor acknowledges that pricing submitted in their response to the Request for Proposal was determined because of the competitiveness of the bid process, and does not reflect, unless otherwise stated, any other type of preferred pricing.

Vendor warrants that in the performance of this agreement, he will comply with the Uniform Commercial Code and with all applicable federal, state and local laws, ordinances, and all lawful orders thereunder, now in effect or as hereafter amended.

The laws of the state of New York shall govern any agreement resulting from this proposal.

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Initial for Vendor Acceptance

Initial for MAGNET Acceptance

IV. AGREEMENT TERM:

The selected vendor will have sales and servicing rights; with an agreement term of **THREE (3)** years commencing upon formal acknowledgement of a signed **MAGNET**, Inc. agreement to be effective **OCTOBER 1, 2004** THROUGH **SEPTEMBER 30, 2007** for the following:

"ULTRASOUND REPLACEMENT TRANSDUCER / PROBES"

V. PRICING REQUIREMENTS:

Vendor agrees to enter the entire MAGNET agreement pricing into its "pricing database" within thirty (30) days of agreement award.

Please Check:

☐ Prices are protected for the full term of this agreement

☒ Prices are not protected for the full term of this agreement

Indicate period(s) of price protection and maximum escalation percentages. Please note that escalator percentage(s) must be applied on a per line item basis. **Weighted average increases are unacceptable.**

Period(s)			Maximum Escalation(s)
10/1/04	To	9/30/05	5%
10/1/05	To	9/30/06	5%
10/1/06	To	9/30/07	5%

In any event, vendor agrees that NO price changes will go into effect without a minimum of sixty (60) days written notice. To be included is a full complement of price lists (3 hard copy & 1 computer disk) being delivered, via traceable method, to **MAGNET** offices, and an appropriate number of copies being available for **MAGNET** participating facilities.

Further, vendor warrants that prices charged (hereby defined as net selling price to **MAGNET** participating facilities) for products/services covered by this agreement are not in excess of prices charged to other customers (excluding institutions under state or federal contracts) for these products/services.

It is MAGNET's intention to provide a *distinctive and unique* pricing level for it's participating Integrated Delivery Networks (IDNs). It is expected that the vendor will work with MAGNET to develop the necessary requirements to qualify for such a pricing tier. Beyond this, should a vendor offer to sell products/services covered by any agreement resulting from this proposal, to any **MAGNET** Member organization, or **MAGNET** participating facility, at a lower price than herein proposed, vendor hereby agrees to simultaneously reduce the price for such products/services to all **MAGNET** Member Organizations and participating facilities to the newly offered price.

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Initial for Vendor Acceptance

Initial for MAGNET Acceptance

In the event that market prices for any covered products/services decrease during an agreement term, **MAGNET** pricing shall be subject to re-negotiation.

Are you able to provide your price lists on computer disk?

☒ YES ☐ NO

Are you able to provide MAGNET "NET" contract pricing on computer disk?

☒ YES ☐ NO

If you answered "**YES**" to either question, please include computer disk with Request for Proposal and indicate below what format the pricing will be provided in.

☐ ASCII ☒ EXCEL ☐ LOTUS ☐ WORD ☐ OTHER ____________

VI. PRODUCT/SERVICE AVAILABILITY:

The selected vendor agrees to immediately notify **MAGNET** of any problem in the manufacture or production of the products herein listed and of any back order situation which would affect the vendor's ability to meet his contractual obligation.

The vendor agrees to maintain sufficient inventory in quantities adequate to meet the requirements of **MAGNET** participating facilities. Failure to maintain sufficient inventory and/or deliver merchandise which meets the approved quality standards and specifications of the **MAGNET** participating facilities may be grounds for immediate cancellation by one or all **MAGNET** participating facilities of an agreement.

VII. BUYER/SELLER RELATIONSHIP:

Vendor acknowledges that all **MAGNET** participating facilities will deal directly with the vendor (manufacturer or distributor) specified in this agreement. Neither **MAGNET** nor its Member Organizations will be held responsible for payment, ordering, inventory, or shipping of any products/services covered by this proposal. All shipping and billing will be directly to **MAGNET** participating facilities.

TW

Initial for Vendor Acceptance

Initial for MAGNET Acceptance

VIII. OTHER CONTRACTS:

Vendor hereby presents a detailed listing of agreements currently in effect with **MAGNET** Member Organizations, noting products/services covered and annual gross sales volumes:

ORGANIZATION	PRODUCT / SERVICE	ANNUAL / GROSS SALES
NONE –		
NEW PRODUCT INTRODUCTION – May 2004		

In addition, vendor currently holds contracts with the following national group purchasing organizations for the following products/services:

ORGANIZATION	PRODUCT / SERVICE
NONE – NEW PRODUCT	
INTRODUCTION – MAY 2004	

IX. HISTORICAL PRICE INCREASE:

Vendor hereby documents the effective dates and percentages of each of the last TWO price increases for the requested products/services to be:

Effective Date	Percentage Increase
N/A	

X. PAYMENT TERMS:

Normal cash terms are: NET 30

It should be noted that not all participating facilities potentially using this agreement can meet optimum payment of invoices as desired by the vendor; therefore, the vendor is encouraged to accommodate a variety of payment plans. List below the incentives you will offer for facilities that pay within each category:

Payment Within	Vendor Offers
10 days	1.0 % cash discount
11-30 days	N/A % cash discount
31+ days	N/A % cash discount

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Initial for Vendor Acceptance

(initialed)
Initial for MAGNET Acceptance

XI. F.O.B. POINT:

Vendor agrees F.O.B. point to be ***DESTINATION FREIGHT PREPAID*** for the full term of this agreement.

XII. RETURNED GOODS POLICY:

Vendor agrees that any incorrect/damaged products will be accepted for return to vendor in an expeditious manner with NO restocking charge.

Restocking charge for reasons other than above are:

N/A

XIII. PRODUCT CHANGES:

Vendor agrees to provide **MAGNET** with a minimum of sixty (60) days' notice of product additions, deletions, and/or changes. Furthermore, vendor agrees to offer any replacement products, newly added products, or additions to the vendor's product line, not available at the origination of this agreement, to **MAGNET** for acceptance under terms and prices/discounts set forth in this proposal.

XIV. UNIVERSAL PRODUCT NUMBER (UPN):

MAGNET and its Member Organizations support the need for manufacturers to assign a unique identification number/code (UPN) to all levels of packaging of their products. The UPN is to be both "human readable" and "machine readable" (i.e. barcode).

Vendor currently assigns a UPN to all levels of product packaging:

☒ YES ☐ NO

MODEL # IN TEXT AND BARCODE (CODE 39)

XV. DEMONSTRATION PRODUCTS/EQUIPMENT:

Vendor agrees that if an evaluation is required or requested by a **MAGNET** participating facility, vendor will provide, at no charge, equipment for trial or sample product for a two (2) week evaluation period in a mutually agreed upon area(s).

XVI. MATERIAL SAFETY DATA SHEETS:

As required by state, federal, and JCAHO regulations, vendor agrees to provide Material Safety Data Sheets (MSDS) with each shipment of hazardous materials that fall within these guidelines. In order to more completely coordinate and communicate with the end users, vendor will assist the **MAGNET** participating facility by identifying those products sold that fall within the guidelines.

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Initial for Vendor Acceptance

Initial for MAGNET Acceptance

XVII. WARRANTY:

Vendor warrants that products supplied and work or services performed under this agreement are merchantable and fit for the particular purposes for which the products/services are ordinarily employed.

XVIII. INDEMNITY:

Vendor agrees to indemnify, defend and hold harmless MAGNET, its Member Organizations, participating facilities, Board of Directors, officers, agents and employees from any and all liabilities, lawsuits, penalties, claims or demands (including the costs, expenses and reasonable attorney's fees) arising out of selection, possession, use, operation, and return of any product/service.

XIX. PATENT AND COPYRIGHT:

Vendor agrees to indemnify, defend and hold harmless MAGNET, Member Organizations, participating facilities, Board of Directors, officers, agents and employees from any and all claims, actions, losses, damages, liability, and expense, (including the costs, expenses and reasonable attorney's fees) based upon the use or sale of any article hereunder being in violation of any rights under patent or copyright.

XX. LIENS, CLAIMS AND ENCUMBRANCES:

Vendor warrants and represents that all products/services will, when delivered hereunder, be free of all liens, claims and/or encumbrances of every kind.

XXI. AFFIRMATIVE ACTION:

Vendor certifies compliance with Executive Orders, regulations and statutes prohibiting discrimination based upon race, creed, color, sex, national origin, age, or handicap.

XXII. ACCESS TO RECORDS:

Vendor shall, until the expiration of four (4) years after the furnishing of any products/services pursuant to this agreement, provide to the Secretary of the United States Department of Health and Human Services, or to the Comptroller General of the United States, or to any of their duly authorized representatives, access to the agreement and to books, documents, and records of vendor in accordance with, and to the extent required by federal law.

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Initial for Vendor Acceptance

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Initial for MAGNET Acceptance

XXIII. MANAGEMENT REPORTING:

Vendor agrees to supply MAGNET with, at minimum, a quarterly (monthly preferred) written report. This report to include:

- MAGNET ID Number of Facility
- Name of Facility
- Full Street Address of Facility including City and State
- Total Purchase Volume Per Facility
- Corresponding Contract Administration Fee

Vendor further agrees to a **3%** Contract Administration Fee (CAF) on all net purchases by participating MAGNET facilities covered by this agreement. All CAFs should be in check form, made payable to Mid-Atlantic Group Network of Shared Services, Inc., and **MUST be submitted within FORTY (40) calendar days after each calendar quarter, or THIRTY (30) calendar days after each calendar month to**:

Attn: Administrative Assistant-Contracts
MAGNET, Inc.
4823 East Trindle Road, Suite 300
Mechanicsburg, PA 17050

Vendor acknowledges that the possibility exists, whereby, due to extended purchase approval processes and delivery cycles, product/services may be ordered, delivered, and invoiced after the conclusion of this agreement. On occasions where this situation occurs, vendor agrees that any business received from **MAGNET** participating facilities for up to twelve (12) months succeeding this agreement will be recorded as **MAGNET** purchases and will be reported with appropriate Contract Administration Fees paid.

Vendor designates the following individual to be **MAGNET'S** contact person for purchase volume reports and Contract Administration Fees:

TRUDY SUSKI
Name

MEDICAL TECH SALES MANAGER
Title

TSUSKI@MICRONELIX.COM
Email

503-968-1600 X323
Phone Number / Extension
800-520-0010
(PROBE SALES & SUPPORT)

503-639-0330
Fax Number

XXIV. SPECIAL REPORTING:

The vendor will provide to **MAGNET**, annually or upon request, reports of total line item usage, by facility and for all of MAGNET, for any and all business transacted under this agreement.

XXV. DISCLOSURE OF INFORMATION:

Vendor agrees to allow **MAGNET** staff or their designees to audit sales/billing records to ensure full and complete reporting of agreement purchase volumes and Contract Administration Fees.

Further, vendor agrees to provide to **MAGNET**, upon request, a copy of vendor's previous year's audit report prepared by an independent auditor.

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Initial for Vendor Acceptance

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Initial for MAGNET Acceptance

XXVI. ADVERTISING AND PUBLICITY:

Vendor agrees that **MAGNET** shall have the right to review and approve any and all materials used for promotion, advertising and publicity of this agreement PRIOR to printing or dissemination. Such approval will not be unreasonably withheld.

XXVII. CONFIDENTIALITY OF INFORMATION:

All data and information not already in the public domain developed or disclosed during the life of this agreement, will be the property of **MAGNET** and will be held in confidence by the vendor. Vendor will keep confidential all such data and information until it comes into public domain or until **MAGNET** consents, in writing, to disclosure.

XXVIII. REPLICATION/DUPLICATION:

Replication and/or duplication, in part or in whole, of this agreement, by vendor to any individual MAGNET Member Organization, its subsidiaries/affiliates/joint ventures, etc., without prior written consent of **MAGNET**, is prohibited.

XXIX. ASSIGNMENT:

Assignment of this agreement or any interest therein without written consent of **MAGNET** shall be void.

XXX. ATTACHMENT(S):

- ATTACHMENT A – Warranty Information (if provided)
- ATTACHMENT B – Company Profile Information

Vendor SIGNATURE for Acceptance — 5/21/04
Date

MAGNET SIGNATURE for Acknowledgement — 6/30/04
Date